Exhibit 10.1

Amendment No. 2 to

Chipotle Mexican Grill, Inc. Supplemental Deferred Investment Plan

WHEREAS, Chipotle Mexican Grill, Inc. (the “Company”) adopted and implemented, effective as of October 13, 2006, a Supplemental Deferred Investment Plan (the “Plan”) for the benefit of a select group of Management and highly-compensated Employees of the Company.

WHEREAS, the terms of the Plan are set forth in a Supplemental Deferred Investment Plan Document (the “Plan Document”), which provides in Section 9.1 that the Plan may be amended by the Company’s Chief Administrative Officer to the extent necessary or advisable to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the Company has determined that the amendment set forth herein is advisable to comply with the requirements of Section 409A of the Code, including the final regulations issued under Section 409A.

NOW, THEREFORE, the Plan is hereby amended as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

1. The fourth sentence of Section 4.1 of the Plan Document is hereby amended and restated to read in its entirety as follows:

“The Plan Year designated by the Participant must be (a) in the case of elections made for the 2006 Plan Year and the 2007 Plan Year only, a Plan Year other than the Plan Year in which the Supplemental Amount, Deferred Bonus Amount or Long Term Bonus Amount would otherwise be paid; and (b) in the case of all other elections, at least two (2) Plan Years but, in either event, not more than six (6) Plan Years after the Plan Year in which the Supplemental Amount, Deferred Bonus Amount or Long Term Deferred Bonus Amount would otherwise be paid.”

The remainder of the Plan Document shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 to Chipotle Mexican Grill, Inc. Supplemental Deferred Investment Plan as of July 24, 2007.

CHIPOTLE MEXICAN GRILL, INC.

/s/ Robert D. Wilner
By:	Robert D. Wilner
Chief Administrative Officer